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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
ImageWare Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMAGEWARE SYSTEMS, INC.
10883 Thornmint Road
San Diego, CA 92127

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2002

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of ImageWare Systems, Inc., a California corporation (the "Company"). The meeting will be held on Tuesday, May 21, 2002 at 10:00 a.m. local time at Four Points Sheraton, 11611 Bernardo Plaza Court, San Diego, California for the following purposes:

1.
To elect the following nominees as directors to serve for the ensuing year and until their successors are elected: S. James Miller, Jr., John Callan, Patrick Downs, John Holleran, Yukuo Takenaka, and David Loesch.

2.
To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

3.
To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 2, 2002. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ JOHN GOTT John Gott Secretary

San Diego, California
April 9, 2002

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

ImageWare Systems, Inc.
10883 Thornmint Road
San Diego, CA 92127

PROXY STATEMENT
FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2002

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ImageWare Systems, Inc. (sometimes referred to as the "Company" or "ImageWare") is soliciting your proxy to vote at the 2002 Annual Meeting of Shareholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 12, 2002 to all shareholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only shareholders of record at the close of business on April 2, 2002 will be entitled to vote at the annual meeting. On this record date, there were 5,481,311 shares of common stock outstanding and entitled to vote and 304,400 shares of Series B Preferred Stock outstanding and entitled to vote. The holders of common stock will have one vote for each share of common stock they own as of April 2, 2002. The holders of Series B Preferred Stock will have one vote for each share of common stock into which their shares of Series B Preferred Stock are convertible as of April 2, 2002, with any fractional shares (determined on an aggregate conversion basis for each such holder) being rounded to the nearest whole share. As of April 2, 2002, each share of Series B Preferred Stock was convertible into approximately 0.21 shares of common stock.

  Shareholder of Record: Shares Registered in Your Name

        If on April 2, 2002 your shares were registered directly in your name with ImageWare's transfer agent, ComputerShare Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 2, 2002 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of six directors; and

  •
  Ratification of PricewaterhouseCoopers, LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Shareholder of Record: Shares Registered in Your Name

        If you are a shareholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from ImageWare. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

  General

        On each matter to be voted upon, holders of common stock will have one vote for each share of common stock they own as of April 2, 2002. Similarly, the holders of Series B Preferred Stock will have one vote for each share of common stock into which their shares of Series B Preferred Stock are convertible as of April 2, 2002, with any fractional shares (determined on an aggregate conversion basis for each such holder) being rounded to the nearest whole share. As of April 2, 2002, each share of Series B Preferred Stock was convertible into approximately 0.21 shares of common stock.

  Election of Directors Under Cumulative Voting

        For the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, holders of common stock would have six (6) votes for each share of common stock they own as of April 2, 2002. Similarly, the holders of Series B Preferred Stock would have six (6) votes for each share of common stock into which their shares of Series B Preferred Stock are convertible as of April 2, 2002, with any fractional shares (determined on an aggregate conversion basis for each such holder) being rounded to the nearest whole share. You may cast all of your votes for one candidate, or you may distribute your votes among different candidates as you choose. However, you may cumulate votes (cast more than one vote per share) for a candidate only if the candidate is nominated before the voting, and at least one shareholder gives notice at the meeting, before the voting, that he or she intends to cumulate votes. Unless your proxyholders (the individuals named on your proxy card) are otherwise instructed, you, by means of the accompanying proxy, will grant your proxyholders discretionary authority to cumulate votes. Also, if you do not specify how to distribute your votes, your proxyholders will cumulate votes using their best discretion.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all six nominees for director and "For" the ratification of PricewaterhouseCoopers as independent auditors of the Company for its fiscal year ending December 31, 2002. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Currently we do not anticipate engaging the use of a professional proxy solicitor. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes, as long as the proxy itself does not state that it is irrevocable, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to ImageWare's Secretary at 10883 Thornmint Road, San Diego, CA 92127.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are shareholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 4, 2002, to John Gott at 10883 Thornmint Road, San Diego, CA 92127. If you wish to bring a matter before the shareholders at next year's annual meeting and you do not notify ImageWare before February 19, 2003, the Company's management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes. (A "Broker non-vote" occurs when one holding shares for a beneficial owner does not vote on a particular proposal because the holder does not have discretionary voting power to vote with respect to that item and has not received instructions from the beneficial owner.) Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the six nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not be counted for any purpose in determining whether a director has been elected.

  •
  To be approved, Proposal No. 2, the ratification of PricewaterhouseCoopers as independent auditors of the Company, must receive a "For" vote from the majority of the outstanding shares voting, either in person or by proxy. Abstentions and broker non-votes will not be counted for any purpose in determining whether Proposal No. 2 has been approved.

What is the quorum requirement?

        A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 5,481,311 shares of common stock and 304,400 shares of Series B Preferred Stock outstanding and entitled to vote. Thus, at least 2,892,856 shares of common stock and Series B Preferred Stock combined must be represented by votes at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the shares present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results are expected to be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-QSB for the second quarter of 2002.

Proposal 1

Election Of Directors

        ImageWare's Board of Directors consists of six (6) directors. There are six nominees for director this year. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected, or until the director's death, resignation or removal. Each nominee listed below is currently a director of the Company. Five (5) of these directors were elected by the shareholders, and one (1) of them, Mr. David R. Loesch, was elected by the Board.

        The candidates receiving the highest number of affirmative votes by the shares entitled to be voted will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by ImageWare's management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

        The names of the nominees for Director and certain information about them are set forth below.

Name	Age	Position Currently Held With the Company
Mr. S. James Miller, Jr.	48	Chief Executive Officer, President and Chairman of the Board of Directors
Mr. John Callan	55	Director
Mr. Patrick Downs	65	Director
Mr. John Holleran	75	Director
Mr. Yukuo Takenaka	59	Director
Mr. David Loesch	57	Director

S. James Miller, Jr. has served as the Company's President, Chief Executive Officer of the Company since 1990 and Chairman of the Board since 1996. From 1980 to 1990, Mr. Miller was an executive with Oak Industries, Inc., a manufacturer of components for the telecommunications industry. While at Oak Industries, Mr. Miller served as a director and as General Counsel, Corporate Secretary and Chairman/President of Oak Industries' Pacific Rim subsidiaries. Mr. Miller has a J.D. from the University of San Diego School of Law and a B.A. from the University of California, San Diego.

John Callan was elected to the board in September 2000. Since 1997, Mr. Callan has been an independent business strategy consultant in the imaging and logistics fields. From 1995 to 1997, he served as Chief Operating Officer for Milestone Systems, a shipping systems software company, and from 1987 to 1995, served as a senior executive at Polaroid Corporation.

Patrick Downs was elected to the board in August 1994. Since 1997, Mr. Downs has been Chairman of Control Commerce, LLC, an internet e-commerce business. He is also a founding shareholder of NTN Communications, Inc., an interactive television Company, and served as its Chairman and Chief Executive Officer from 1983 to 1997. Since 1999, Mr. Downs has also served on the Board of Directors of Tullamore Corp., a video services company.

John Holleran was elected to the board in May 1996. Since 1974, Mr. Holleran has been a management and investment consultant. Prior to consulting, Mr. Holleran served as the Chief Financial Officer, Executive Vice President and Chief Operating Officer of Southwest Gas Corporation. He served as Executive Vice President of the Hawaii Corporation, a diversified holding company, and as President and Chairman of Property Research Financial Corporation, a real estate investment and syndication firm, from 1972 to 1974. Mr. Holleran has also served as a director of Kilroy Industries, a national office building and office park developer, as a director of Walker & Lee, a national full service real estate firm, and as a director of NTN Communications, Inc., a company engaged in the interactive television business.

Yukuo Takenaka was elected to the board in April 1997. Mr. Takenaka is a founder and has served as Chairman of The Takenaka Partners Group, a global investment banking and advisory organization with headquarters in Los Angeles since 1989. From 1973 to 1989, Mr. Takenaka was a partner of KPMG Peat Marwick where he was the National Director of their Japanese Practice. Mr. Takenaka is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

David Loesch was elected to the board in September 2001 after 29 years of service as a Special Agent with the Federal Bureau of Investigations (FBI). At the time of his retirement from the FBI, Mr. Loesch was the Assistant Director in Charge of the Criminal Justice Information Services Division of the FBI. Mr. Loesch was awarded the Presidential Rank Award for Meritorious Executive in 1998 and has served on the board of directors of the Special Agents Mutual Benefit Association since 1996. He is also a member of the International Association of Chiefs of Police and Society of Former Special Agents of the FBI, Inc. Mr. Loesch served in the United States Army as an Officer with the 101st Airborne Division in Vietnam. He holds a Bachelor's degree from Canisius College and a Master's degree in Criminal Justice from George Washington University.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Board Committees and Meetings

        During the fiscal year ended December 31, 2001 the Board of Directors held five (5) meetings and acted by unanimous written consent five (5) times. The Board of Directors has an Audit Committee and a Compensation Committee.

        The Audit Committee of the Board of Directors of ImageWare oversees ImageWare's financial reporting process. For this purpose, the Audit Committee performs several functions: it meets with ImageWare's independent auditors at least once a year to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and considers the independent auditors' comments regarding the adequacy of staff and management performance and procedures in connection with audit and financial controls. Three directors comprise the Audit Committee: Messrs. Callan, Holleran and Takenaka. The Audit Committee met four (4) times during 2001. All members of the Company's Audit Committee are independent (as independence is defined in Section 121(A) of the American Stock Exchange Listing Standards).

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and performs other functions regarding compensation as the Board may delegate. Three outside directors comprise the Compensation Committee: Messrs. Callan, Downs and Holleran. It met one (1) time during 2001.

        During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors (1)

        The Audit Committee of ImageWare's Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Yukuo Takenaka (Chairman), John Callan and Jack Holleran. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statement in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Yukuo Takenaka, Chairman John Callan Jack Holleran
(1)
The material in this report is not "soliciting material", is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1993 or 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing, except to the extent the Company specifically incorporates it by reference.

Proposal 2

Ratification Of Selection Of Independent Auditors

        The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers has audited the Company's financial statements since 1991. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither ImageWare's Bylaws nor other governing documents or law require shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the annual meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of PricewaterhouseCoopers LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

        Audit Fees.    During the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements were $107,000.

        All Other Fees.    During fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers for professional services other than audit and information technology consulting fees were $54,625.

        The Audit Committee has determined the rendering of non-audit services by PricewaterhouseCoopers is compatible with maintaining the auditor's independence.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

EXECUTIVE OFFICERS

        The following table sets forth the names, ages and positions of the Company's Executive Officers:

Name	Age	Principal Position Held With the Company
Mr. S. James Miller, Jr.	48	Chief Executive Officer, President and Chairman of the Board of Directors
Mr. Wayne Wetherell	49	Sr. Vice President of Administration and Chief Financial Officer
Mr. Paul Devermann	46	President of ImageWare Digital Photography Systems
Mr. Ian Fraser	58	President of ImageWare International
Mr. William Ibbetson	34	Chief Technical Officer and Vice President of Research and Development
Ms. Lori Rodriguez	37	President of ImageWare Americas

Wayne Wetherell has served as the Company's Senior Vice President of Administration and Chief Financial Officer since May 2001. From 1996 to May 2001, he served as Vice President of Finance and Chief Financial Officer. From 1991 to 1996, Mr. Wetherell was the Vice President and Chief Financial Officer of Bilstein Corporation of America, a manufacturer and distributor of automotive parts. Mr. Wetherell holds a B.S. in Management and a M.S. in Finance from San Diego State University.

Paul Devermann has served as President of ImageWare Digital Photography Systems LLC since August 2001. From March 2001 to August 2001, Mr. Devermann served as Senior Vice President of Corporate Development. From 1997 to March 2001, Mr. Devermann served as Vice President of Sales and Business Development. From 1992 to 1997, Mr. Devermann served as the managing director and founding partner of Intra-International Trade and Transactions, an international consulting and trading company that facilitates business transactions between United States and Japanese companies. Mr. Devermann holds a B.S. degree in Marketing from Northern Illinois University and an M.B.A. from the University of Puget Sound.

Ian Fraser has served as President of ImageWare International since January 2002. Prior to that, Mr. Fraser served as President of ImageWare Systems ID Group. From 1999 until joining the Company in April 2001, Mr. Fraser served as President and Chief Operating Officer of G & A Imaging Ltd. From 1996 until 1999, Mr. Fraser served as Senior Vice President of Worldwide Sales and Vice President of North American Sales of Jet Form Corporation, a software and services company. Prior to that, Mr. Fraser served as Vice President of Sales (Europe) and General Manager (Canada) for Novell, Inc., a network services and software provider.

William Ibbetson joined the Company in 1992 as a Field Support Technician and has served as the Company's Chief Technical Officer since April 1996. Mr. Ibbetson has served as the Company's Vice President of Research and Development since November 2000. Mr. Ibbetson holds a Certification in Computer Electronics Technology from Coleman College.

Lori Rodriguez has served as President of ImageWare Americas since January 2002. Prior to that, Ms. Rodriguez served as Vice President of Sales and Marketing for ImageWare Systems, Inc. From 1998 until joining the Company in March 2001, Ms. Rodriguez served as Chief Operating Officer of SDCR Business Systems, a point-of-sale systems integrator for the retail and foodservice industries. From 1996 to 1998, Ms. Rodriguez served as the Executive Director of Sales and Marketing at SDCR Business Systems. Ms. Rodriguez holds a B.S. degree in Marketing and an Executive M.B.A. from San Diego State University.

Security Ownership Of
Certain Beneficial Owners And Management

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 26, 2002 by: (i) each director, all of whom are also current nominees for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Class
S. James Miller, Jr.(2)	242,861	4
John Callan(3)	13,644	*
Patrick Downs(4)	52,792	1%
John Holleran(5)	5,739	*
Yukuo Takenaka(6)	7,583	*
David Loesch	0	*
Wayne Wetherell(7)	109,281	2%
Paul Devermann(8)	106,532	2%
William Ibbetson(9)	47,712	1%
Lori Rodriguez	400	*
TDI Castles, Inc. (10) c/o Bing Byington PO Box 675158 Rancho Santa Fe, CA 92067-5158	315,893	6%
Total Shares Held By Directors And Executive Officers	586,543	10%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 5,481,311 shares of common stock outstanding on March 26, 2002, plus 64,696 shares of Series B Preferred Stock on an as-converted basis and adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for each listed shareholder is c/o ImageWare Systems, Inc. 10883 Thornmint Road, San Diego, CA 92127.

(2)
Mr. Miller serves as Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Includes 84,679 shares held jointly with spouse and by sons and 116,520 options exercisable within 60 days of the date reported.

(3)
Includes 1,644 options exercisable within 60 days of the date reported.

(4)
Includes 4,739 options exercisable within 60 days of the date reported.

(5)
Includes 4,739 shares exercisable within 60 days of the date reported.

(6)
Includes 7,014 shares exercisable within 60 days of the date reported.

(7)
Includes 79,518 shares exercisable within 60 days of the date reported.

(8)
Includes 79,518 shares exercisable within 60 days of the date reported.

(9)
Includes 40,508 shares exercisable within 60 days of the date reported.

(10)
Includes 8,160 shares held by Castle Holdings Inc. T. Bing Byington, the sole manager and an equity holder of TDI Castles LLC, is a manager of Castle Holdings LLC, and TDI Castles LLC is an equity holder of Castle Holdings LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that: (i) one report, covering one transaction was filed late by Mr. Devermann; (ii) three reports, covering three transactions, were filed late by Mr. Callan; (iii) one report, covering one transaction, was filed late by Mr. Miller; and (iv) an initial report of ownership was filed late by Mr. Ibbetson.

Executive Compensation

Compensation of Directors

        Each non-employee director of the Company receives a monthly retainer of $2,000 for serving on the Board. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy. For the fiscal year ended December 31, 2001, the total amounts paid to non-employee directors were $119,436.86.

        Non-employee directors of the Company are also eligible to receive stock option grants under the 1994 Nonqualified Stock Option Plan (the "Directors' Plan") or the 2001 Equity Incentive Plan (the "2001 Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan and the 2001 Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

        Under the Director's Plan, we have issued options to purchase 18,957 shares at a weighted average exercise price of $8.39. The plan is administered by our board. Subject to the provisions of this plan, the board determines who will receive options, the number of options granted, the manner of exercise and the exercise price of the options. The term of the options granted under the Director's Plan may not exceed five years. No options may be granted after August 31, 2004. The exercise price of the options granted under this plan must be equal to or greater than 85% of the fair market value of the shares of our common stock on the date the option is granted. The term of options granted under the 2001 Plan is 10 years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, an equivalent option will be substituted by the successor corporation, provided, however, that the Company may cancel outstanding options upon consummation of the transaction by giving at least thirty (30) days notice.

        During the last fiscal year, the Company granted options under the 2001 Plan covering 17,535 shares to non-employee directors of the Company. David Loesch was granted 10,000 options at an exercise price per share of $6.51. The fair market value of such common stock on the date of grant was $6.51 per share (based on the closing sales price reported on the American Stock Exchange for the date of grant). John Callan was granted 7,535 options at an exercise price per share of $3.00. The fair market value of such common stock on the date of grant was $2.60 per share (based on the closing sales price reported on the American Stock Exchange for the date of grant). As of March 26, 2002, no options had been exercised by non-employee directors under the Directors' Plan or the 2001 Plan.

        In November 2000, Mr. Callan entered into a consulting agreement with the Company. Pursuant to this agreement, Mr. Callan performed consulting services and assisted the Company with the development and implementation of its diversification strategy. For 2001, Mr. Callan received $82,200 in consulting fees for such services. Mr. Callan has completed his consulting services agreement with the Company and currently is not engaged for such services by the Company.

Compensation of Executive Officers

        The following table shows, for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2001 (the "Named Executive Officers"):

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation($)	Securities Underlying Options(#)	All Other Compensation($)
Mr. S. James Miller, Jr. President and Chief Executive Officer	2001 2000 1999	253,614 222,120 174,310	— — 32,000		103,500 89,000 11,000	37,029 5,646	(1)
Mr. Wayne Wetherell Vice President of Finance and Chief Financial Officer	2001 2000 1999	149,453 139,351 117,884	— — 22,000		47,000 58,000 7,000	36,539 4,340	(2)
Mr. William Ibbetson Chief Technical Officer and Vice President of Research Development	2001 2000 1999	133,552 109,097 89,667	— — 14,000		24,000 15,000 40,000	1,462 2,537	(3)
Mr. Paul Devermann President of ImageWare Digital Imaging	2001 2000 1999	142,002 133,162 112,593	— — 17,500		34,000 58,000 7,000	36,510 4,253	(4)
Ms. Lori Rodriguez(5) Vice President of Sales and Marketing	2001	102,854			80,000	368	(6)

(1)
Includes $33,333 paid in FY 2001 for a payment made to Mr. Miller as partial compensation for his personal guarantee made for the benefit of the Company relating to a $1,200,000 bank loan which was repaid during fiscal year 2000. This payment was made to Mr. Miller in his role as a shareholder and had no relation to his role as a Director or as an Executive Officer of the Company. This amount also includes $1,071 paid in FY 2001 for term life insurance premiums and $2,625 for 401(k) matching contributions paid in FY 2001 for FY 2000.

(2)
Includes $33,333 paid in FY 2001 for a payment made to Mr. Wetherell as partial compensation for his personal guarantee made for the benefit of the Company relating to a $1,200,000 bank loan which was repaid during fiscal year 2000. This payment was made to Mr. Wetherell in his role as a shareholder and had no relation to his role as an Executive Officer of the Company. This amount also includes term life insurance premiums of $581 and $2,625 for 401(k) matching contributions paid in FY 2001 for FY 2000.

(3)
Includes term life insurance premiums of $254, and $1,208 for 401(k) matching contributions paid in FY 2001 for FY 2000.

(4)
Includes $33,333 paid in FY 2001 for a payment made to Mr. Devermann as partial compensation for his personal guarantee made for the benefit of the Company relating to a $1,200,000 bank loan which was repaid during fiscal year 2000. This payment was made to Mr. Devermann in his role as a shareholder and had no relationship to his role as an Executive Officer of the Company. This amount also includes term life insurance premiums of $552 and $2,625 for 401K matching contributions paid in FY 2001 for FY 2000.

(5)
Ms. Rodriguez was first employed by the Company in March 2001. In January 2002, Ms. Rodriguez became President of ImageWare Americas.

(6)
Amount represents payment for term life insurance premium.

Stock Option Grants And Exercises

        The Company grants options to its executive officers and employees under its 2001 Plan, its 1999 Stock Option Plan (the "1999 Plan"), and its 1994 Employee Stock Option Plan (the "1994 Plan"). As of March 26, 2002, options to purchase a total of 122,276 shares were outstanding and options to purchase 27,677 shares remained available for grant under the 1994 plan. Additionally, options to purchase a total of 347,400 shares were outstanding and options to purchase 1,660 shares remained available for grant under the 1999 Plan. Lastly, options to purchase a total of 924,352 shares were outstanding and options to purchase 75,332 remained available for grant under the 2001 Plan.

        The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options	% of Total Options(1)	Exercise Or Base Price ($/Sh)	Expiration Date
S. James Miller, Jr.	75,000 28,500	12.1%	3.00 6.26	9/11/11 12/17/11
Wayne Wetherell	25,000 22,000	5.5%	3.00 6.26	9/11/11 12/17/11
William Ibbetson	20,000 4,000	2.8%	3.00 6.26	9/11/11 12/17/11
Lori Rodriguez	80,000	9.4%	3.00	9/11/11
Paul Devermann	12,000 22,000	4.0%	3.00 6.26	9/11/11 12/17/11
Ian Fraser	80,000	9.4%	3.00	9/11/11

(1)
Percentage calculated based upon a total of 853,833 options granted to employees of the company in 2001.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End(1) (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options(2) at Fiscal Year-End($) Exercisable/Unexercisable
S. James Miller, Jr.	87,150/144,786	$77,460/$333,927
Wayne Wetherell	60,378/73,423	$55,956/$126,554
William Ibbetson	35,558/47,233	$9,674/$87,250
Lori Rodriguez	0/80,000	0/$311,200
Paul Devermann	60,378/60,423	$55,956/$75,984
Ian Fraser	0/80,000	0/$311,200

(1)
None of the Named Executive Officers exercised Options during 2001.

(2)
The "Value of Unexercised In-The-Money Options" is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised options at the end of fiscal year 2001, multiplied by the difference between the exercise price for the grant and the closing price of a share of Common Stock on the last day of the 2001 fiscal year ($6.89), excluding grants for which the exercise price is greater than the closing price of a share of Common Stock on that day. The actual value, if any, that will be realized upon the exercise of an option will depend upon the difference between the exercise price of the option and the market price of the Common Stock on the date that the option is exercised.

Employment, Severance and Change of Control Agreements

        On March 1, 1999, we entered into an amended employment agreement with Mr. Devermann pursuant to which Mr. Devermann will serve as our Vice President of Sales and Business Development. This agreement was for a term ending February 28, 2002, and has been extended to a term ending March 1, 2003. This agreement provides for annual base salary in the amount of $103,731, which amount will be increased based on cost-of-living increases and may also be increased based on performance reviews. Currently, Mr. Devermann's annual salary is $150,869. Under this agreement, we will reimburse Mr. Devermann for reasonable expenses incurred in connection with our business. Additionally, Mr. Devermann will be entitled to the full amount of his respective base salary for a period of one year in the event his employment with the Company is involuntarily terminated other than for cause. If there is a change of control, Mr. Devermann may terminate his employment by giving 30 days advance written notice. If he does this, he will be entitled to payment of his entire unpaid Base Salary for a period of one year from the date of his termination of employment.

        In September 2000, we entered into an amended employment agreement with Mr. Miller pursuant to which Mr. Miller will serve as President and Chief Executive officer. This agreement is for a three-year term ending December 31, 2004, which period is renewed annually on December 31 of each year for a three-year term unless we give Mr. Miller prior notice of termination. This agreement provides for annual base compensation in the amount of $234,000, which amount will be increased based on cost-of-living increases. Currently, Mr. Miller's annual salary is $261,506. Under this agreement, we will reimburse Mr. Miller for reasonable expenses incurred in connection with our business. Mr. Miller may terminate his employment within 30 days of the change in control and in doing so, may terminate his employment as of a date not more than 60 days from the date of such Change in Control by giving 30 days advance written notice. In such event, he will be entitled to payment of his entire unpaid Base Salary for the remaining term of his Employment Agreement, paid in one lump sum, in addition to immediate vesting of all unvested options with, sixty days to exercise the options and a continuation of all of his benefits for a period of 3 years.

        On March 1, 1999, we entered into an amended employment agreement with Mr. Wetherell pursuant to which Mr. Wetherell will serve as our Chief Financial Officer. This agreement is for a term ending April 30, 2002. This agreement provides for annual base salary in the amount of $112,144, which amount will be increased based on cost-of-living increases and may also be increased based on performance reviews. Currently, Mr. Wetherell's annual salary is $156,457. Under this agreement, we will reimburse Mr. Wetherell for reasonable expenses incurred in connection with our business. Additionally, Mr. Wetherell will be entitled to the full amount of his respective base salary for a period of one year in the event his employment with the Company is involuntarily terminated other than for cause. Upon a change of control, Mr. Wetherell may terminate his employment by giving 30 days advance written notice. In such event he will be entitled to payment of his entire unpaid Base Salary for a period of one year from the date of his termination of employment.

        On November 15, 2000, we entered into an employment agreement with Mr. Ibbetson pursuant to which Mr. Ibbetson will serve as our Vice President of Research and Development and Chief Technical Officer. This agreement is for a term ending November 15, 2003. This agreement provides for an annual base salary of $125,000, which amount will be increased based on cost-of-living increases and may also be increased based on performance reviews. Currently, Mr. Ibbetson's annual salary is $139,693. Under this agreement, we will reimburse Mr. Ibbetson for reasonable expenses in connection with our business. Mr. Ibbetson will also be entitled to the full amount of his respective base salary for a period of one year in the event his employment with the Company is involuntarily terminated other than for cause. Upon a change in control, Mr. Ibbetson may terminate his employment by giving 30 days advance written notice. In such event he will be entitled to payment of his entire unpaid Base Salary for a period of one year from the date of his termination of employment.

        On April 15, 2001, we entered into an employment agreement with Lori Rodriguez pursuant to which Ms. Rodriguez will serve as our Vice President of Sales and Marketing. The agreement is for a term ending April 15, 2004. This agreement provides for an annual base salary of $130,000, which amount will be increased based on cost-of-living increases and may also be increased based on performance reviews. Currently, Ms. Rodriguez's annual salary is $151,000. Under this agreement, we will reimburse Ms. Rodriguez for reasonable expenses in connection with our business. Additionally, Ms. Rodriguez is entitled to the full amount of her respective base salary for a period of one year in the event her employment with the Company is involuntarily terminated other than for cause. Upon a change of control, Ms. Rodriguez may terminate her employment by giving 30 days advance written notice. In such event she will be entitled to payment of her entire unpaid Base Salary for a period of one year from the date of her termination of employment.

        On March 30, 2001, we entered into an employment agreement with Ian Fraser pursuant to which Mr. Fraser will serve as President of the ImageWare ID Group. This agreement is for a term ending March 30, 2004. The agreement provides for annual base compensation of $c200,000 per year, which amount will be increased based on cost-of-living increases and may also be increased based on performance reviews. Under this agreement, we will reimburse Mr. Fraser for reasonable expenses in connection with our business. Mr. Fraser is compensated and reimbursed in Canadian dollars. Mr. Fraser's agreement provides for the full amount of his respective base salary for a period of one year in the event his employment with the Company is involuntarily terminated other than for cause. If there is a change of control, Mr. Fraser will be entitled to an amount equal to the full amount of his base salary for a period of one year upon providing the Company with 30 days advance notice of his intent to terminate his employment.

        "Change of control" is defined in each of the employment agreements as the occurrence of any of the following events: (i) the acquisition by a person of 50% or more of the voting power of the Company, (ii) a merger or consolidation of the Company with any other corporation (other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the total voting power), (iii) the election to the Board of Directors of a majority of directors not nominated by the Company's management, or (iv) the approval by the Company's shareholders of a plan of complete liquidation or sale of substantially all of the Company's assets.

Certain Relationships and Related Transactions

        In addition to the employment agreements described above, the Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under California law and the Company's Bylaws.

        On March 30, 2000, Mr. Miller and Mr. Wetherell loaned ImageWare $56,000 pursuant to promissory notes. This debt was incurred to meet working capital needs. The entire amount of the notes was due on the date the Company closed its Initial Public Offering. The loan was paid in full on April 5, 2000.

        On June 15, 2000, the Company paid in full two short-term promissory notes due to Mr. Miller and Mr. Downs in accordance with the maturity date of each note.

        During the year ended December 31, 2001, the Company entered into a consulting agreement for business development consulting services with Mr. Callan. The agreement, which commenced in August 2001, is for a period of five months and may be terminated by either party after October 31, 2001 for any reason. The agreement calls for a fee of $10,000 per month, plus reimbursable expenses. During the year ended December 31, 2001, the Company recorded expenses of $99,000, of which approximately $8,000 remained unpaid as of December 31, 2001. As of December 31, 2001, the agreement had expired and was not renewed.

Other Matters

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ JOHN GOTT JOHN GOTT Secretary

April 9, 2002

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 2001 is available without charge upon written request to John Gott, Corporate Secretary of ImageWare Systems, Inc. 10883 Thornmint Road, San Diego, CA 92127.

IMAGEWARE SYSTEMS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2002

        The undersigned hereby appoints S. James Miller, Jr. and Wayne Wetherell, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ImageWare Systems, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Four Points Sheraton, 11611 Bernardo Plaza Court, San Diego, California, on Tuesday, May 21, 2002, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

          UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

  ^ FOLD AND DETACH HERE ^

IMAGEWARE SYSTEMS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.		FOR all nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed below.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
							For	Against	Abstain
1.	To elect directors, whether by cumulative voting or otherwise, to hold office until the next Annual Meeting of Shareholders and until their successors are elected.		☐	☐	2.	To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.	☐	☐	☐
	Nominees:	S. James Miller, Jr., John Callan, Patrick Downs, John Holleran, Yukuo Takenaka and David Loesch.
To withhold authority to vote for any individual nominee, write such nominee's name below:

Dated	, 2002

Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

CONTROL NUMBER	^ FOLD AND DETACH HERE ^

PLEASE VOTE, DATE AND PROMPTLY RETURN
THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2002
ImageWare Systems, Inc. 10883 Thornmint Road San Diego, CA 92127
PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2002
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Proposal 1 Election Of Directors
The Board Of Directors Recommends A Vote In Favor Of Each Named Nominee.
Board Committees and Meetings
Report of the Audit Committee of the Board of Directors (1)
Proposal 2 Ratification Of Selection Of Independent Auditors
The Board Of Directors Recommends A Vote In Favor Of Proposal 2.
EXECUTIVE OFFICERS
Security Ownership Of Certain Beneficial Owners And Management
Executive Compensation
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values
Certain Relationships and Related Transactions
Other Matters
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2002